Exhibit 99.1

“Sources and Uses” subsection of June 24, 2010 Presentation to Prospective Lenders

Sources and uses

The following table illustrates sources and uses for the proposed transaction:

Exhibit 1.1

Sources and uses ($ millions)

Sources		Uses
Balance sheet cash	$108	Purchase PSYS equity	$1,983
New $800mm Revolver	322	Refinancing of PSYS debt	1,188
New Term Loan A	1,000	Refinancing of UHS debt	275
New Term Loan B	1,550	Transaction fees and expenses[1]	184
New sr. unsecured capital markets transaction	400
A/R Securitization	250

Total sources	$3,630	Total uses	$3,630

[1]	Includes: M&A fees, financing fees, fees associated with retiring debt and OID